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                                                           EXHIBIT 99.11(b)





              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the references to our firm under the captions "Financial Highlights" in the Prospects and "Financial Statements" and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 28 to the Registration Statement (Form N-1A No. 2-92665) of Excelsior Funds, Inc. of our report dated May 9, 1997 on the financial statements and financial highlights of the Long-Term Supply of Energy Fund (one of the portfolios constituting the Excelsior Funds, Inc.) included in the 1997 Annual Report to Shareholders.


                                        /s/ Ernst & Young LLP

                                            ERNST & YOUNG LLP



Boston, Massachusetts
July 14, 1997